Exhibit 23.2
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Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in this Prospectus, which is part of this Registration Statement on Form S-8, of our report dated November 24, 2008, relating to our audit of the consolidated financial statements of RF Monolithics, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 2008.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP
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Dallas, Texas
February 12, 2009